Exhibit 99.5

STOCK ORDER FORM	For Internal Use Only

SEND OVERNIGHT PACKAGES TO: Stock Information Center c/o Keefe, Bruyette & Woods 18 Columbia Turnpike, Suite 100 Florham Park, NJ 07932 Call us toll-free, at 1-(877) 643-8217	BATCH # ORDER # June 10 CATEGORY #

REC’D O C

ORDER DEADLINE & DELIVERY: A Stock Order Form, properly completed and with full payment, must be received (not postmarked) before 1:00 p.m., Central Time, on June 17, 2021. Subscription rights will become void after the deadline. Stock Order Forms can be delivered by using the enclosed Stock Order Reply Envelope, by paying for overnight delivery to the Stock Information Center address on this form or by hand-delivery to PyraMax Bank, FSB’s corporate office located at 7001 W. Edgerton Avenue, Greenfield, Wisconsin. Hand delivered stock order forms will only be accepted at this location. You may not deliver this form to our other PyraMax Bank, FSB offices. Do not mail Stock Order Forms to PyraMax Bank, FSB. Faxes or copies of this form are not required to be accepted.

PLEASE PRINT CLEARLY AND COMPLETE ALL APPLICABLE SHADED AREAS. READ THE ENCLOSED STOCK ORDER FORM INSTRUCTIONS (BLUE SHEET) AS YOU COMPLETE THIS FORM.
(1) NUMBER OF SHARES	SUBSCRIPTION PRICE PER SHARE	(2) TOTAL PAYMENT DUE

(4) METHOD OF PAYMENT – DEPOSIT ACCOUNT WITHDRAWAL

The undersigned authorizes withdrawal from the PyraMax Bank, FSB deposit account(s) listed below. There will be no early withdrawal penalty applicable for funds authorized on this form. Funds designated for withdrawal must be in the listed account(s) at the time this form is received. IRA and other retirement accounts held at PyraMax Bank, FSB and accounts with check-writing privileges may NOT be listed for direct withdrawal below.

	x $10.00 =	$ .00
Minimum Number of Shares: 25 ($250). Maximum Number of Shares: 40,000 ($400,000). See Stock Order Form Instructions for more information regarding maximum number of shares.
			For Internal Use Only	PyraMax Bank, FSB Deposit Account Number	Withdrawal Amount(s)
(3) METHOD OF PAYMENT – CHECK OR MONEY ORDER
$ .00
Enclosed is a personal check, bank check or money order payable to 1895 Bancorp of Wisconsin, Inc. in the amount of:		$ .00			$ .00
Wire transfers and third party checks will not be accepted for this purchase. Checks and money orders will be cashed upon receipt. PyraMax Bank, FSB line of credit checks may not be remitted as payment. Please do not submit cash.				Total Withdrawal Amount	$ .00
ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.

(5) PURCHASER INFORMATION	ACCOUNT INFORMATION – SUBSCRIPTION OFFERING

Subscription Offering. Check the one box that applies, as of the earliest eligibility date, to the purchaser(s) listed in Section 9:

a.    Depositors of PyraMax Bank, FSB with aggregate balances of at least $50 at the close of business on December 31, 2019.

b.    Depositors of PyraMax Bank, FSB with aggregate balances of at least $50 at the close of business on March 31, 2021.

c.    Depositors of PyraMax Bank, FSB at the close of business on May 3, 2021.

CommunityOffering. If (a), (b) or (c) above do not apply to the purchaser(s) listed in Section 9, check the first box that applies to this order:

d.    You are a resident of Milwaukee, Waukesha or Ozaukee County, Wisconsin.

e.    You are placing an order in the Community Offering, but (d) and above does not apply.

If you checked box (a), (b) or (c) under ‘‘Subscription Offering,’’ please provide the following information as of the eligibility date under which purchaser(s) listed in Section 9 below qualify in the Subscription Offering:

	Account Title (Name(s) on Account)	PyraMax Bank, FSB Deposit Account Number

NOTE: NOT LISTING ALL ELIGIBLE ACCOUNTS, OR PROVIDING INCORRECT OR INCOMPLETE INFORMATION, COULD RESULT IN THE LOSS OF ALL OR PART OF ANY SHARE ALLOCATION. ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.

(6) MANAGEMENT Check if you are a PyraMax Bank, FSB, 1895 Bancorp of Wisconsin, Inc. or 1895 Bancorp of Wisconsin, MHC:
Director Officer Employee Immediate family member, as defined in the Stock Order Form Instructions

(7) MAXIMUM PURCHASER IDENTIFICATION

   Check here if you, individually or together with others (see Section 8), are subscribing in the Subscription Offering for the maximum purchase allowed and are interested in purchasing more shares if the maximum purchase limitation(s) is/are increased. If you do not check the box, you will not be contacted and resolicited in the event the maximum purchase limitations are increased.

(8) ASSOCIATES/ACTING IN CONCERT

   Check here if you, or any associate or persons acting in concert with you, have submitted other orders for shares in the Subscription Offering. If you check the box, list below all other orders submitted by you or your associates or by persons acting in concert with you. (This Section 8, including definitions used herein, is continued on reverse side of this form)

Name(s) listed in Section 9 on other Stock Order Forms	Number of shares	Name(s) listed in Section 9 on other Stock Order Forms	Number of shares

(9) STOCK REGISTRATION The name(s) and address that you provide below will be reflected on your stock ownership statement, and will be used for other communications related to this order. Please PRINT clearly and use full first and last name(s), not initials. If purchasing in the Subscription Offering, you may not add the name(s) of persons/entities who do not have subscription rights or who qualify only in a lower purchase priority than yours. See Stock Order Form Instructions for further guidance.

Individual	Tenants in Common	Uniform Transfers to Minors Act (for reporting SSN, use minor’s)			FOR TRUSTEE/BROKER USE ONLY:

Joint Tenants	Corporation	Partnership	Trust – Under Agreement Dated	Other	IRA (SSN of Beneficial Owner) - -

First Name, Middle Initial, Last Name				Reporting SSN/Tax ID No.

First Name, Middle Initial, Last Name				SSN/Tax ID No.

Street				Daytime Phone #

City	State	Zip	County (Important)	Evening Phone #

(10) ACKNOWLEDGMENT AND SIGNATURE(S)
I understand that, to be effective, this form, properly completed, together with full payment, must be received before 1:00 p.m., Central Time, on June 17, 2021, otherwise this form and all subscription rights will be void. (continued on reverse side of this form)
— ORDER NOT VALID UNLESS SIGNED —

ONE SIGNATURE REQUIRED, UNLESS SECTION 4 OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE

WITHDRAWAL. IF SIGNING AS A CUSTODIAN, TRUSTEE, CORPORATE OFFICER, ETC., PLEASE INCLUDE YOUR FULL TITLE.

Signature (title, if applicable)	Date	Signature (title, if applicable)	Date

(over)

STOCK ORDER FORM – SIDE 2

(8) ASSOCIATES/ACTING IN CONCERT (continued from front of Stock Order Form)

Associate – The term “associate” of a person means:

(1)

any corporation or organization (other than PyraMax Bank, FSB, 1895 Bancorp of Wisconsin, Inc. or 1895 Bancorp of Wisconsin, MHC or a majority-owned subsidiary of any of those entities) of which the person is a senior officer, partner or, directly or indirectly, 10% beneficial stockholder;

(2)

any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; provided, however, it does not include any employee stock benefit plan in which the person has a substantial beneficial interest or serves as trustee or in a similar fiduciary capacity; and

(3)

any person related by blood or marriage to the person, who either has the same home as the person or who is a director or officer of 1895 Bancorp of Wisconsin, MHC, 1895 Bancorp of Wisconsin, Inc., PyraMax Bank, FSB or any of their parents or subsidiaries.

Acting in concert – The term “acting in concert” means:

(1)	knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or
(2)

a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

A person or company that acts in concert with another person or company (“other party”) will also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and common stock held by the employee stock benefit plan will be aggregated.

We have the sole discretion to determine whether prospective purchasers are “associates” or “acting in concert.” We may presume that certain persons are acting in concert based upon, among other things, joint account relationships or the fact that persons shares a common address (whether or not related by blood or marriage) or may have filed joint Schedules 13D or 13G with the Securities and Exchange Commission with respect to 1895 Bancorp of Wisconsin, Inc. or other companies. Our directors are not treated as associates of each other solely because of their membership on the board of directors.

Please see the Prospectus section entitled “The Conversion and Offering – Additional Limitations on Common Stock Purchases” for more information on purchase limitations.

(10) ACKNOWLEDGMENT AND SIGNATURE(S) (continued from front of Stock Order Form)

I agree that, after receipt by 1895 Bancorp of Wisconsin, Inc., this Stock Order Form may not be modified or canceled without 1895 Bancorp of Wisconsin, Inc.’s consent, and that if withdrawal from a deposit account has been authorized, the authorized amount will not otherwise be available for withdrawal. Under penalty of perjury, I certify that (1) the Social Security or Tax ID information and all other information provided hereon are true, correct and complete, (2) I am purchasing shares solely for my own account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares, and (3) I am not subject to backup withholding tax [cross out (3) if you have been notified by the IRS that you are subject to backup withholding]. I acknowledge that my order does not conflict with the overall purchase limitation of $500,000 in all categories of the offering combined, for any person or entity, together with associates or persons acting in concert with such person or entity, as set forth in the plan of conversion and reorganization, and the Prospectus dated             , 2021.

Subscription rights pertain to those eligible to subscribe in the Subscription Offering. Subscription rights are only exercisable by completing and submitting a Stock Order Form, with full payment for the shares subscribed for. Federal regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities, to the account of another.

I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

If anyone asserts that the shares of common stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Board of Governors of the Federal Reserve System at (202) 452-3000.

I further certify that, before subscribing for shares of the common stock of 1895 Bancorp of Wisconsin, Inc, I received the Prospectus dated             , 2021, and I have read the terms and conditions described in the Prospectus, including disclosure concerning the nature of the security being offered and the risks involved in the investment, described by 1895 Bancorp of Wisconsin, Inc. in the “Risk Factors” section, beginning on page 19. Risks include, but are not limited to the following:

Risks Related to the COVID-19 Pandemic

1.	The economic impact of the COVID-19 outbreak could adversely affect our financial condition and results of operations.

Risks Related to our Lending Activities

2.

We have a substantial amount of commercial real estate and commercial loans, and intend to continue to increase originations of these types of loans both directly and through participations. These loans involve credit risks that could adversely affect our financial condition and results of operations.

3.	Our portfolio of loans with a higher risk of loss is increasing, which may lead to additional provisions for loan losses or charge-offs, which would reduce our profits or cause losses.
4.	If our allowance for loan losses is not sufficient to cover actual loan losses, our earnings could decrease.
5.	We may be required to increase our allowance for credit losses materially when the CECL accounting standard becomes effective for us.
6.	We are subject to environmental liability risk associated with lending activities or properties we own.
7.

We are subject to regulatory enforcement risk and reputation risk regarding our participation in the PPP, we are subject to litigation risk with respect to our participation in the PPP, and we are subject to the risk that the SBA may not fund some or all PPP loan guarantees.

Risks Related to Laws and Regulations

8.	Changes in laws and regulations and the cost of regulatory compliance with new laws and regulations may adversely affect our operations and/or increase our costs of operations.
9.	Non-compliance with the USA PATRIOT Act, Bank Secrecy Act, or other laws and regulations could result in fines or sanctions.
10.	We are subject to stringent capital requirements, which may adversely impact our return on equity, require us to raise additional capital, or limit our ability to pay dividends or repurchase shares.
11.	The Federal Reserve Board may require us to commit capital resources to support PyraMax Bank, FSB.
12.	Monetary policies and regulations of the Federal Reserve Board could adversely affect our business, financial condition and results of operations.
13.

We are an emerging growth company, and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors.

Risks Related to Market Interest Rates

14.	A continuation of the historically low interest rate environment may adversely affect our net interest income and profitability.
15.	Future changes in interest rates could reduce our profits and asset values.

Risks Related to our Business Strategy

16.

Our business strategy includes managed growth, and our financial condition and results of operations could be negatively affected if we fail to grow or fail to manage our growth effectively. Growing our operations could also cause our expenses to increase faster than our revenues.

17.	We depend on our management team to implement our business strategy and execute successful operations and we could be harmed by the loss of their services.
18.	The time to integrate our recently appointed executive officer may adversely affect our ability to timely institute changes necessary to react to competition.
19.	Our utilization of time deposits, including brokered certificates of deposit, as a source of funds for loans and our other liquidity needs could have an adverse effect on our operating results.
20.	Our cost of operations is high relative to our revenues.
21.	We face additional risks due to our mortgage banking activities that could negatively impact net income and liquidity.
22.	Gain on sales of loans comprises a significant portion of our revenue.
23.	Our ability to recognize the benefits of deferred tax assets is dependent on taxable income.
24.	New lines of business or new products and services may subject us to additional risks.
25.	Acquisitions may disrupt our business and dilute stockholder value.

Risks Related to Economic Conditions

26.

A worsening of economic conditions in our market area could reduce demand for our products and services and/or result in increases in our level of non-performing loans, which could adversely affect our operations, financial condition and earnings.

Risks Related to Competitive Matters

27.	Strong competition within our market area may limit our growth and profitability.
28.	Our small size may make it more difficult for us to compete.
29.

Technology has made it possible for non-banks to offer products and services that traditionally were banking products and made it possible for technology companies to compete with financial institutions in providing electronic, internet-based, and mobile phone-based financial solutions.

Risks Related to Operational Matters

30.	We face significant operational risks because of our reliance on technology. Our information technology systems may be subject to failure, interruption or security breaches.
31.	We may not be able to successfully implement future information technology system enhancements, which could adversely affect our business operations and profitability.
32.	Our funding sources may prove insufficient to replace deposits at maturity and support our future growth.

Risks Related to Accounting Matters

33.	Changes in management’s estimates and assumptions may have a material impact on our consolidated financial statements and our financial condition or operating results.
34.	Changes in accounting standards could affect reported earnings.
35.	Our internal controls, procedures and policies may fail or be circumvented.

Other Risks Related to Our Business

36.	We are a community bank and our ability to maintain our reputation is critical to the success of our business. The failure to do so may materially adversely affect our performance.
37.	We will be required to transition from the use of the LIBOR interest rate index in the future.
38.	Legal and regulatory proceedings and related matters could adversely affect us.
39.	Societal responses to climate change could adversely affect our business and performance, including indirectly through impacts on our customers.

Risks Related to the Offering

40.	The future price of our shares of common stock may be less than the $10.00 purchase price per share in the offering.
41.	Our failure to effectively deploy the net proceeds may have an adverse effect on our financial performance.
42.	Our return on equity may be low following the offering. This could negatively affect the trading price of our shares of common stock.
43.	Our existing and future stock-based benefit plans will increase our expenses and reduce our income, and may dilute your ownership interests.
44.

We have not determined when we will adopt one or more new stock-based benefit plans. Stock-based benefit plans adopted more than 12 months following the completion of the conversion may exceed regulatory restrictions on the size of stock-based benefit plans adopted within 12 months, which would further increase our costs.

45.	Various factors may make takeover attempts more difficult to achieve.
46.

Our articles of incorporation provide that, subject to limited exception, state and federal courts in the State of Maryland are the sole and exclusive forum for certain stockholder litigation matters, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, and other employees.

47.	There may be a limited trading market in our shares of common stock, which would hinder your ability to sell our common stock and may lower the market price of our common stock.
48.	Our stock value may be negatively affected by applicable regulations that restrict stock repurchases.
49.	You may not revoke your decision to purchase New 1895 Bancorp common stock in the subscription or community offerings after you send us your order.
50.	The distribution of subscription rights could have adverse income tax consequences.

ç See Front of Stock Order Form

1895 BANCORP OF WISCONSIN, INC.

STOCK INFORMATION CENTER: 1-(877) 643-8217

STOCK ORDER FORM INSTRUCTIONS

Sections (1) and (2) – Number of Shares and Total Payment Due. Indicate the Number of Shares that you wish to subscribe for and the Total Payment Due. Calculate the Total Payment Due by multiplying the Number of Shares by the $10.00 price per share. The minimum purchase is 25 shares ($250). No individual, or individuals acting through a single qualifying account held jointly, may purchase more than 40,000 shares ($400,000). Additionally, no person or entity, together with associates or persons acting in concert with such person or entity, may purchase more than 50,000 shares ($500,000) of common stock in all categories of the offering combined.

Please see the Prospectus section entitled “The Conversion and Offering – Additional Limitations on Common Stock Purchases” for more specific information. By signing this form, you are certifying that your order does not conflict with these purchase limitations.

Section (3) – Method of Payment – Check or Money Order. Payment may be made by including with this form a personal check, bank check or money order made payable to 1895 Bancorp of Wisconsin, Inc. These will be deposited upon receipt. The funds remitted by personal check must be available within the account(s) when your Stock Order Form is received. Indicate the amount remitted. Interest will be calculated at 0.05% per annum from the date payment is processed until the offering is completed or terminated, at which time the subscriber will be issued a check for interest earned. Please do not remit cash, a PyraMax Bank, FSB line of credit check, wire transfers or third party checks for this purchase.

Section (4) – Method of Payment – Deposit Account Withdrawal. Payment may be made by authorizing a direct withdrawal from your PyraMax Bank, FSB deposit account(s). Indicate the account number(s) and the amount(s) you wish withdrawn. Attach a separate page, if necessary. Funds designated for withdrawal must be available within the account(s) at the time this Stock Order Form is received. Upon receipt of this order, we will place a hold on the amount(s) designated by you – the funds will be unavailable to you for withdrawal thereafter. The funds will continue to earn interest within the account at the contractual rate until the offering is completed. The interest will remain in the accounts when the designated withdrawal is made, at the completion or termination of the offering. There will be no early withdrawal penalty for withdrawal from a PyraMax Bank, FSB certificate of deposit (CD) account. Note that you may NOT designate accounts with check-writing privileges. Please submit a check instead. If you request direct withdrawal from such accounts, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s). Additionally, you may not designate direct withdrawal from a PyraMax Bank, FSB IRA or other retirement accounts. For guidance on using retirement funds, whether held at PyraMax Bank, FSB or elsewhere, please contact the Stock Information Center as soon as possible – preferably at least two weeks before the June 17, 2021 offering deadline. See the Prospectus section entitled “The Conversion and Offering – Procedure for Purchasing Shares in the Subscription and Community Offerings – Using Individual Retirement Account Funds.” Your ability to use retirement account funds to purchase shares cannot be guaranteed and depends on various factors, including timing constraints and the institution where those funds are currently held.

Section (5) – Purchaser Information. Please check the one box that applies to the purchaser(s) listed in Section 9 of this form. Purchase priorities in the Subscription Offering are based on eligibility dates. Boxes (a), (b) and (c) refer to the Subscription Offering. If you checked box (a), (b) or (c), list all PyraMax Bank, FSB deposit account numbers that the purchaser(s) had ownership in as of the applicable eligibility date. Include all forms of account ownership (e.g. individual, joint, IRA, etc.). If purchasing shares for a minor, list only the minor’s eligible accounts. If purchasing shares for a corporation or partnership, list only that entity’s eligible accounts. Attach a separate page, if necessary. Failure to complete this section, or providing incorrect or incomplete information, could result in a loss of part or all of your share allocation in the event of an oversubscription. Boxes (d) and (e) refer to the Community Offering. Orders placed in the Subscription Offering will take priority over orders placed in the Community Offering. See the Prospectus section entitled “The Conversion and Offering” for further details about the Subscription and Community Offerings.

Section (6) – Management. Check the box if you are a PyraMax Bank, FSB, 1895 Bancorp of Wisconsin, Inc. or 1895 Bancorp of Wisconsin, MHC director, officer or employee, or a member of their immediate family.

Section (7) – Maximum Purchaser Identification. Check the box, if applicable. Failure to check the box will result in you not receiving notification in the event the maximum purchase limit(s) is/are increased. If you checked the box but have not subscribed for the maximum amount in the Subscription Offering, you will not receive this notification.

Section (8) – Associates/Acting in Concert. Check the box, if applicable, and provide the requested information. Attach a separate page if necessary.

Section (9) – Stock Registration. Clearly PRINT the name(s) in which you want the shares registered and the mailing address for all correspondence related to your order, including a stock ownership statement. Each Stock Order Form will generate one stock ownership statement, subject to the stock allocation provisions described in the Prospectus. IMPORTANT: Subscription rights are non-transferable. If placing an order in the Subscription Offering, you may not add the names of persons/entities who do not have subscription rights or who qualify only in a lower purchase priority than yours. A Social Security or Tax ID Number must be provided. The first number listed will be identified with the stock for tax reporting purposes. Listing at least one phone number is important in the event we need to contact you about this form. NOTE FOR FINRA MEMBERS (Formerly NASD): If you are a member of the Financial Industry Regulatory Authority (“FINRA”), formerly the National Association of Securities Dealers (“NASD”), or a person affiliated or associated with a FINRA member, you may have additional reporting requirements. Please report this subscription in writing to the applicable department of the FINRA member firm within one day of payment thereof.

1895 BANCORP OF WISCONSIN, INC.

STOCK INFORMATION CENTER: 1-(877) 643-8217

STOCK ORDER FORM INSTRUCTIONS (CONTINUED)

Form of Stock Ownership. For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations for issuance of stock ownership statements. Beneficiaries may not be named on stock registrations. If you have any questions about wills, estates, beneficiaries, etc., please consult your legal advisor. When registering stock, do not use two initials – use the full first name, middle initial and last name. Omit words that do not affect ownership such as “Dr.” or “Mrs.” Check the one box that applies.

Buying Stock Individually – Used when shares are registered in the name of only one owner. To qualify in the Subscription Offering, the individual named in Section 9 of the Stock Order Form must have had an eligible deposit account at PyraMax Bank, FSB at the close of business on December 31, 2019, March 31, 2021 or May 3, 2021.

Buying Stock Jointly – To qualify in the Subscription Offering, the persons named in Section 9 of the Stock Order Form must have had an eligible deposit account at PyraMax Bank, FSB at the close of business on December 31, 2019, March 31, 2021 or May 3, 2021.

Joint Tenants – Joint Tenancy (with Right of Survivorship) may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s). All owners must agree to the sale of shares.

Tenants in Common – May be specified to identify two or more owners where, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All owners must agree to the sale of shares.

Buying Stock for a Minor – Shares may be held in the name of a custodian for a minor under the Uniform Transfer to Minors Act. To qualify in the Subscription Offering, the minor (not the custodian) named in Section 9 of the Stock Order Form must have had an eligible deposit account at PyraMax Bank, FSB at the close of business on December 31, 2019, March 31, 2021 or May 3, 2021.

The standard abbreviation for custodian is “CUST.” The Uniform Transfer to Minors Act is “UTMA.” Include the state abbreviation. For example, stock held by John Smith as custodian for Susan Smith under the WI Uniform Transfer to Minors Act, should be registered as John Smith CUST Susan Smith UTMA-WI (list only the minor’s social security number).

Buying Stock for a Corporation/Partnership – On the first name line indicate the name of the corporation or partnership and indicate the entity’s Tax ID Number for reporting purposes. To qualify in the Subscription Offering, the corporation or partnership named in Section 9 of the Stock Order Form must have had an eligible deposit account at PyraMax Bank, FSB at the close of business on December 31, 2019, March 31, 2021 or May 3, 2021.

Buying Stock in a Trust/Fiduciary Capacity – Indicate the name of the fiduciary and the capacity under which the fiduciary is acting (for example, “Executor”), or name of the trust, the trustees and the date of the trust. Indicate the Tax ID Number to be used for reporting purposes. To qualify in the Subscription Offering, the entity named in Section 9 of the Stock Order Form must have had an eligible deposit account at PyraMax Bank, FSB at the close of business on December 31, 2019, March 31, 2021 or May 3, 2021.

Buying Stock in a Self-Directed IRA (for trustee/broker use only) – Registration should reflect the custodian or trustee firm’s registration requirements. For example, on the first name line, indicate the name of the brokerage firm, followed by CUST or TRUSTEE. On the second name line, indicate the name of the beneficial owner (for example, “FBO JOHN SMITH IRA”). You can indicate an account number or other underlying information and the custodian or trustee firm’s address and department to which all correspondence should be mailed related to this order, including a stock ownership statement. Indicate the TAX ID Number under which the IRA account should be reported for tax purposes. To qualify in the Subscription Offering, the beneficial owner named in Section 9 of this form must have had an eligible deposit account at PyraMax Bank, FSB at the close of business on December 31, 2019, March 31, 2021 or May 3, 2021.

Section (10) – Acknowledgment and Signature(s). Sign and date the Stock Order Form where indicated. Before you sign, please carefully review the information you provided and read the acknowledgment. Verify that you have printed clearly and completed all applicable shaded areas on the Stock Order Form. Only one signature is required, unless any account listed in Section 4 requires more than one signature to authorize a withdrawal.

Please review the Prospectus carefully before making an investment decision. Deliver your completed original Stock Order Form, with full payment or deposit account withdrawal authorization, so that it is received (not postmarked) before 1:00 p.m., Central Time, on June 17, 2021. Stock Order Forms can be delivered by using the enclosed postage paid Stock Order Reply Envelope, by paying for overnight delivery to the Stock Information Center address listed on the front of the Stock Order Form, or by hand-delivery to PyraMax Bank, FSB’s corporate office located at 7001 W. Edgerton Avenue, Greenfield, Wisconsin. Hand delivered stock order forms will only be accepted at this location. You may not deliver this form to our other PyraMax Bank, FSB offices. Please do not mail Stock Order Forms to PyraMax Bank, FSB. We are not required to accept Stock Order Forms that are found to be deficient or incorrect, or that do not include proper payment or the required signature. Faxes or copies of this form are not required to be accepted.

OVERNIGHT DELIVERY can be made to the Stock Information Center address listed on the front of the Stock Order Form.

QUESTIONS? Call our Stock Information Center, toll-free, at 1-(877) 643-8217, between 9:00 a.m. and 3:00 p.m., Central Time, Monday through Friday. The Stock Information Center is not open on bank holidays.